Exhibit 99.1

LogMeIn Announces Third Quarter 2012 Results

Reports Quarterly Revenue of $35.4 Million; GAAP Net Income per share of $0.03; Non-GAAP Net

Income per share of $0.18

Woburn, Mass., October 24, 2012 – LogMeIn, Inc. (NASDAQ: LOGM), a leading provider of essential cloud and mobile services, today announced its results for the quarter ended September 30, 2012.

For the third quarter of 2012, total revenue increased 14 percent to $35.4 million, up from $31.0 million reported in the third quarter of 2011. Total subscription revenue increased 21 percent to $34.9 million, up from $28.8 million in the third quarter of 2011.

GAAP net income for the third quarter of 2012 was $718,000, or $0.03 per diluted share. This compares to GAAP net income of $1.1 million, or $0.04 per diluted share, reported in the third quarter of 2011.

Non-GAAP net income for the third quarter of 2012 was $4.6 million, or $0.18 per diluted share, as compared to $4.4 million, or $0.18 per diluted share, reported in the third quarter of 2011. Non-GAAP net income for the third quarter of 2012 excludes $4.3 million in stock compensation expense, $169,000 in patent litigation related expense and $1.2 million in acquisition related costs and amortization.

Non-GAAP cash flow from operations for the third quarter of 2012 was $7.7 million, or 22 percent of revenue. The Company closed the quarter with cash, cash equivalents and short-term investments of $205.2 million. Additionally, the Company reported total deferred revenue of $65.3 million, an increase of 21 percent from the $54.0 million reported in the third quarter of the prior year.

“In Q3, our aggressive top-of-funnel strategy combined with solid execution helped us deliver revenue at the high-end of our guidance, margins that exceeded our outlook and a record number of new premium subscribers. Gross conversion rates continue to increase quarter-over-quarter and our key access and collaboration products, LogMeIn Pro and join.me, saw particularly strong growth in net new premium subscribers,” said Michael Simon, CEO of LogMeIn. “Demand for these services also helped us expand our footprint by attracting millions of first time users that we believe will help to fuel the future growth of the business.”

Simon continued, “Our continued emphasis on investment in research and development is paying off with near-term business results and longer-term expansion opportunities. Newer products like join.me and BoldChat delivered major wins, while contributing to strong revenue and deferred revenue growth during the third quarter. We believe our cloud sync and storage product, Cubby, currently in beta, is well-positioned to become another great service for both attracting new users and driving future business growth. Meanwhile, continued innovation in our core products helped to create further differentiation in the market while driving continued year-over-year growth in our business.”

Business Outlook

Based on information available as of October 24, 2012, LogMeIn is issuing guidance for the fourth quarter 2012 and fiscal year 2012 as follows:

Fourth Quarter 2012: The Company expects fourth quarter revenue to be in the range of $36.4 million to $36.8 million.

Non-GAAP net income is expected to be in the range of $4.3 million to $4.6 million, or $0.17 to $0.18 per diluted share. Non-GAAP net income excludes an estimated $1.1 million in acquisition related costs and amortization, $4.4 million of stock compensation expense, and $2.0 million in patent litigation related expenses.

Non-GAAP net income for the fourth quarter assumes an effective tax rate of 39 percent. The non-GAAP net income per diluted share calculation for the fourth quarter of 2012 is based on estimated fully-diluted weighted average shares outstanding of 25.5 million shares.

GAAP net loss, which includes acquisition related costs and amortization, stock compensation expense, and patent litigation related expenses is expected to be in the range of $500,000 to $800,000, or $0.02 to $0.03 per share.

GAAP net loss for the fourth quarter assumes income tax expense of $400,000 to $500,000. The GAAP net loss per share calculation for the fourth quarter of 2012 is based on estimated weighted average shares outstanding of 24.7 million shares.

Fiscal year 2012: The Company expects full year 2012 revenue to be in the range of $138.3 million to $138.7 million.

Non-GAAP net income is expected to be in the range of $16.7 million to $17.0 million, or $0.66 to $0.67 per diluted share. Non-GAAP net income excludes an estimated $5.4 million in acquisition related costs and amortization, $14.8 million in stock compensation expense and $2.4 million in patent litigation related expenses. Non-GAAP net income for the full fiscal year 2012 assumes an effective tax rate of 39 percent.

GAAP net income, which includes acquisition related costs and amortization, stock compensation expense, and patent litigation related expenses is expected to be in the range of $600,000 to $800,000, or $0.02 to $0.03 per share. GAAP net income for the full fiscal year 2012 assumes an effective tax rate of 85 percent.

Net income per diluted share calculations for the full year is based on estimated fully-diluted weighted average shares outstanding of 25.4 million.

Conference Call Information for Today, Wednesday, October 24, 2012

LogMeIn will host a corresponding conference call and live webcast at 5:00 p.m. Eastern Time today. To access the conference call, dial 877-941-6009 (for the U.S. and Canada) or 480-629-9819 (for international callers). A live webcast will be available on the Investor Relations section of the Company’s corporate website at www.LogMeIn.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 7:00 p.m. Eastern Time on October 24, 2012 until 11:59 p.m. Eastern Time on October 31, 2012, by dialing 800-406-7325 (for the U.S. and Canada) or 303-590-3030 (for international callers) and entering passcode 4569971#.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including non-GAAP operating income, non-GAAP income before provision for income taxes, non-GAAP provision for income taxes, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP cash flow from operations. Non-GAAP operating income excludes the acquisition related costs and amortization of intangibles, stock compensation expense, patent litigation related expense, and an accrual for uncollected states sales tax claim. Non-GAAP provision for income taxes excludes the tax impact of acquisition related costs and amortization of intangibles, stock compensation expense, patent litigation related expense, and an accrual for uncollected states sales tax claim. Non-GAAP net income and non-GAAP net income per diluted share exclude the acquisition related costs and amortization of intangibles, stock compensation expense, patent litigation related expense, and an accrual for uncollected states sales tax claim. Non-GAAP cash flow from operations excludes payments related to patent litigation related costs, and acquisition related costs. The exclusion of certain expenses and payments in the calculation of Non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. We anticipate excluding these expenses and payments in the future presentation of our non-GAAP financial measures. The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included in this release.

About LogMeIn, Inc.

LogMeIn (NASDAQ: LOGM) provides essential cloud and mobile services to individuals, businesses, and IT organizations for remote access, collaboration, customer care, and remote IT management. These services are used by millions of people to quickly, simply and securely connect over 150 million internet-enabled devices across the globe — computers, smartphones, iPad™ and Android™ tablets, and digital displays. LogMeIn is based in Woburn, Massachusetts, USA, with offices in Australia, Hungary, India, Ireland, Japan, the Netherlands, and the UK.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the value, effectiveness and future success of the Company’s products and Cubby in particular, the Company’s future opportunities and growth, and the Company’s financial guidance for fiscal year 2012 and the fourth quarter of 2012. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, dependence on the remote support and software market, customer adoption of the Company’s solutions, the Company’s ability to attract new customers and retain existing customers, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the Company operates, intellectual property litigation, the Company’s ability to continue to promote and maintain its brand in a cost-effective manner, the Company’s ability to compete effectively, the Company’s ability to develop and introduce new products and add-ons or enhancements to existing products, the Company’s ability to manage growth, the Company’s ability to attract and retain key personnel, the Company’s ability to protect its intellectual property and other proprietary rights, the result of any pending litigation, and other risks detailed in the Company’s other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

LogMeIn, LogMeIn Central, LogMeIn Pro, LogMeIn Hamachi, LogMeIn Free, LogMeIn Rescue, LogMeIn Ignition, join.me, BoldChat, and Cubby are trademarks or registered trademarks of LogMeIn in the US and other countries around the world. iPad is a trademark of Apple, Inc., Android is a trademark of Google, Inc., in the US and other countries around the world.

Contact Information:

Investors

Rob Bradley

781-897-1301

rbradley@LogMeIn.com

Press

Craig VerColen

LogMeIn, Inc.

781-897-0696

Press@LogMeIn.com

LogMeIn, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(In thousands)

	December 31, 2011	September 30, 2012
ASSETS
Current assets:
Cash and cash equivalents	$103,604	$105,003
Marketable securities	95,040	100,200
Accounts receivable, net	8,747	10,588
Prepaid expenses and other current assets	2,412	3,441
Deferred income taxes	1,980	1,869

Total current assets	211,783	221,101
Property and equipment, net	5,203	6,764
Restricted cash	370	3,796
Intangibles, net	3,260	6,642
Goodwill	7,259	18,769
Other assets	242	242
Deferred income taxes	3,940	5,830

Total assets	$232,057	$263,144

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$6,275	$6,298
Accrued liabilities	10,473	15,190
Deferred revenue, current portion	55,962	61,935

Total current liabilities	72,710	83,423
Deferred revenue, net of current portion	2,302	3,359
Other long-term liabilities	1,239	641

Total liabilities	76,251	87,423

Commitments and contingencies
Equity:
Common stock	246	248
Additional paid-in capital	154,440	172,084
Retained earnings	2,677	4,047
Accumulated other comprehensive loss	(1,557)	(658)

Total equity	155,806	175,721

Total liabilities and equity	$232,057	$263,144

LogMeIn, Inc.

Condensed Consolidated Statements of Income (unaudited)

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2012	2011	2012
Revenue	$31,002	$35,368	$87,139	$101,853
Cost of revenue	2,598	3,687	7,580	10,529

Gross profit	28,404	31,681	79,559	91,324

Operating expenses
Research and development	6,105	6,788	15,085	19,704
Sales and marketing	14,613	18,215	41,655	51,535
General and administrative	5,681	4,983	15,577	14,689
Legal settlements	—	—	1,250	—
Amortization of intangibles	33	146	217	419

Total operating expenses	26,432	30,132	73,784	86,347

Income from operations	1,972	1,549	5,775	4,977
Interest income, net	210	245	661	677
Other expense	(145)	(5)	(406)	(510)

Income before income taxes	2,037	1,789	6,030	5,144
Provision for income taxes	(909)	(1,071)	(2,285)	(3,774)

Net income	$1,128	$718	$3,745	$1,370

Net income per share:
basic	$0.05	$0.03	$0.16	$0.06
diluted	$0.04	$0.03	$0.15	$0.05
Weighted average shares outstanding:
basic	24,233,996	24,784,939	24,094,117	24,679,268
diluted	25,108,470	25,303,230	25,108,398	25,341,473

Calculation of Non-GAAP Operating Income, Non-GAAP Net Income and Non-GAAP Net Income per share (unaudited)
(In thousands, except share and per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2012	2011	2012
GAAP Income from operations	$1,972	$1,549	$5,775	$4,977
Add Back:
Stock-based compensation expense	2,539	4,334	6,536	10,407
Patent litigation related expenses	100	169	4,380	356
Acquisition related costs and amortization	1,231	1,192	1,451	4,317
State sales tax accrual	1,300	—	1,300	—
Non-GAAP Operating income	7,142	7,244	19,442	20,057

Other income, net	65	240	255	167

Non-GAAP Income before provision for income taxes	7,207	7,484	19,697	20,224
Non-GAAP Provision for income taxes	(2,791)	(2,864)	(7,319)	(7,857)

Non-GAAP Net income	$4,416	$4,620	$12,378	$12,367

Non-GAAP Diluted net income per share:	$0.18	$0.18	$0.49	$0.49
Diluted weighted average shares outstanding used in computing per share amounts:	25,108,470	25,303,230	25,108,398	25,341,473

Stock-Based Compensation Expense
(In thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2012	2011	2012
Stock-based compensation expense:
Cost of revenue	$65	$134	$237	$349
Research and development	421	844	1,095	2,000
Sales and marketing	802	1,520	1,984	3,371
General and administrative	1,251	1,836	3,220	4,687

Total stock based-compensation	$2,539	$4,334	$6,536	$10,407

LogMeIn, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2012	2011	2012
Cash flows from operating activities
Net income	$1,128	$718	$3,745	$1,370
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,202	1,599	3,277	4,448
Amortization of premiums on investments	24	10	119	32
Provision for bad debts	15	23	45	78
Deferred income taxes	751	(1,783)	2,087	(1,783)
Income tax benefit from the exercise of stock options	(1,638)	—	(3,666)	—
Stock-based compensation	2,539	4,334	6,536	10,407
Gain on disposal of equipment	—	—	(1)	(1)
Changes in assets and liabilities:
Accounts receivable	1,001	(2,246)	(1,639)	(1,805)
Prepaid expenses and other current assets	(202)	(378)	292	(891)
Other assets	(65)	(12)	(228)	(1)
Accounts payable	911	880	1,556	9
Accrued liabilities	1,344	1,992	463	4,228
Deferred revenue	2,863	2,467	11,202	6,605
Other long-term liabilities	347	(1,652)	254	(598)

Net cash provided by operating activities	10,220	5,952	24,042	22,098

Cash flows from investing activities
Purchases of marketable securities	(49,994)	(45,111)	(135,067)	(120,098)
Proceeds from sale or disposal of marketable securities	50,000	45,000	135,000	115,000
Purchases of property and equipment	(158)	(1,902)	(2,253)	(4,187)
Intangible asset additions	(107)	(223)	(245)	(789)
Cash paid for acquisition, net of cash acquired	(10,000)	—	(10,000)	(14,832)
Increase in restricted cash and deposits	—	—	(25)	(3,558)

Net cash used in investing activities	(10,259)	(2,236)	(12,590)	(28,464)

Cash flows from financing activities
Proceeds from issuance of common stock upon option exercises	800	582	3,232	2,595
Income tax benefit from the exercise of stock options	1,638	2,092	3,666	4,644

Net cash provided by financing activities	2,438	2,674	6,898	7,239

Effect of exchange rate changes on cash and
cash equivalents and restricted cash	(1,008)	169	(235)	526

Net increase in cash and cash equivalents	1,391	6,559	18,115	1,399
Cash and cash equivalents, beginning of period	94,004	98,444	77,280	103,604

Cash and cash equivalents, end of period	$95,395	$105,003	$95,395	$105,003

Calculation of Non-GAAP Cash Flows from Operating Activities (unaudited)
(In thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2012	2011	2012
GAAP Cash flows from operating activities	$10,220	$5,952	$24,042	$22,098

Add Back:

Patent litigation related payments	40	45	4,251	310
Acquisition related payments	—	1,723	—	1,941

Non-GAAP Cash flows from operating activities	$10,260	$7,720	$28,293	$24,349